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                                                                    Exhibit 4.03

                                                                       EXHIBIT B

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR AGENT UNDER THE LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, DATED AS OF _________, 1997 AMONG THE COMPANY, BARCLAYS BANK, PLC, NEW YORK BRANCH, AS ISSUING BANK, THE CREDITORS SPECIFIED THEREIN, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT FOR THE ISSUING BANK AND THE CREDITORS (THE "AGENT"), AND UNION BANK OF CALIFORNIA, N.A., AS DOCUMENTATION AGENT (SUCH REIMBURSEMENT AGREEMENT, AS AMENDED FROM TIME TO TIME, THE "REIMBURSEMENT AGREEMENT").

                           EL PASO ELECTRIC COMPANY

No. RJ - ___________                                                 $34,134,780


                   COLLATERAL SERIES J FIRST MORTGAGE BONDS


          El Paso Electric Company, a Texas corporation (herein, together with its successors and assigns, the "Company"), for value received promises to pay to Barclays Bank PLC, New York Branch, as Agent, or registered assigns, the principal sum of Thirty Four Million One Hundred Thirty Four Thousand Seven Hundred Eighty Dollars or, at any time (if less), such lesser principal amount as is equal to the sum of (a) the Available Amount under the Letter of Credit, plus (b) the aggregate principal amount of all Tender Advances outstanding at such time, plus (c) the aggregate amount of all other unreimbursed drawings of the Letter of Credit which are outstanding at such time, on such date or dates and in such amounts as set forth in the Reimbursement Agreement for the payment of principal on Tender Advances and the reimbursement of drawings under the Letter of Credit, but not later than the Stated Termination Date or [____________], 2000, whichever shall occur first, at the same place or places as set forth in the Reimbursement Agreement, in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts and in the same manner set forth in the Reimbursement Agreement. Interest will accrue and be payable on this Series J Bond at the rates per annum, in the amounts, and on each date set forth in the Reimbursement Agreement for the accrual and payment of interest, commissions, fees, charges, expenses and other amounts in like coin or currency to the registered owner hereof at said place or places and in the same manner set forth in the Reimbursement Agreement. Such interest shall accrue and be payable until maturity of this Series J Bond, or if the Agent shall demand redemption of this Series J Bond, until the redemption date, or, if the Company shall default in the payment of principal due on this Series J Bond, whether at maturity or upon redemption, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as hereinafter defined). For purposes hereof, (i) interest shall include, without limitation, interest provided for under Article II of the Reimbursement Agreement and (ii) commissions and fees shall include, without limitation, the letter of credit
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fees and fronting fees provided for under Section 2.04 of the Reimbursement
Agreement and the drawing fee, agency fee and transfer fee payable under Section
2.03 of the Reimbursement Agreement.

          The Bonds of this series have been issued to the Agent for the issuer of a Letter of Credit for the account of the Company and for certain creditors pursuant to the Reimbursement Agreement, to secure the payment of principal, reimbursement obligations, interest, fees, commissions, charges, expenses and other amounts due thereunder. As used herein, the terms "Available Amount," "Tender Advances", "Letter of Credit" and "Stated Termination Date" shall have the respective meanings set forth in the Reimbursement Agreement.

          Except as hereinafter provided, this Series J Bond shall bear interest
(a) from the interest payment date next preceding the date of this Series J Bond to which interest has been paid, or (b) if the date of this Series J Bond is an interest payment date to which interest has been paid, then from such date, or
(c) if no interest has been paid on this Series J Bond, then from the date of initial issue.

          This Series J Bond is one of the bonds of the Company known as its First Mortgage Bonds (the "Bonds"), issued and to be issued in one or more series under and secured by a General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, duly executed by the Company to State Street Bank and Trust Company, a banking corporation organized under the laws of The Commonwealth of Massachusetts, Trustee ("Trustee"), and indentures supplemental thereto, heretofore or hereafter executed, to which General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are, and are to be, issued and secured, and the rights of the owners of the Bonds and the Trustee in respect of such security. As provided in the Indenture, the Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond is the only Bond of a series entitled "Collateral Series J First Mortgage Bonds", created by a Second Supplemental Indenture dated as of August 19, 1997, as provided for in the Indenture. The terms of this Series J Bond include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "Act"), as in effect on the date of the Indenture.

          The Indenture authorizes the issuance of up to $34,134,780 aggregate principal amount of Series J Bonds, but the aggregate principal amount of all Series J Bonds outstanding at any time shall not exceed the lesser of such amount and the amount that is equal to the sum of (a) the Available Amount of the Letter of Credit, plus (b) the aggregate principal amount of all Tender Advances outstanding at such time, plus (c) the aggregate amount of all other unreimbursed drawings under such Letter of Credit which are outstanding at such time.

          This Series J Bond has been issued by the Company to the Agent (i) to provide for the payment of the Company's obligations to make payments in respect of principal, reimbursement obligations, interest, fees, commissions, charges, expenses, and other amounts to any person under the Reimbursement Agreement and
(ii) to provide to such persons the benefits of the security provided for by this Series J Bond.

          Any payment of principal, reimbursement obligations, interest, fees, commissions, charges, expenses or other amounts made by or on behalf of the Company in respect of its obligations to pay such principal, reimbursement obligations, interest, fees, commissions, charges, expenses and other amounts under and in accordance with the Reimbursement Agreement shall be deemed a payment in respect of this Series J Bond, but such payment shall not reduce the principal amount of this Series J Bond unless the sum of (a) the Available
Amount of the Letter of Credit outstanding at such time, plus (b) the aggregate principal amount of all Tender Advances then outstanding under the Reimbursement Agreement, plus (c) the aggregate amount of all other unreimbursed drawings under the Letter of Credit which are then outstanding, is reduced concurrently with such payment; provided, however, if after a drawing under any Letter of
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Credit issued under the Reimbursement Agreement such Letter of Credit shall have been reinstated in respect of such drawing prior to the Agent having received reimbursement for such drawing from the Company, the reimbursement of such reinstated amount shall not reduce the principal amount of this Bond. In the event that all of the Company's obligations under the Reimbursement Agreement have been discharged, this Series J Bond shall be deemed paid in full and the Agent shall surrender this Series J Bond to the Trustee for cancellation.

          In the manner provided in the Indenture, this Series J Bond shall be redeemed at a redemption price of 100% (expressed as a percentage of principal amount) plus accrued interest thereon through the redemption date, in cash, upon receipt by the Trustee of a written demand for redemption of this Series J Bond from the Agent (the "Series J Redemption Demand"). This Series J Bond shall be redeemed in the amount specified in the Series J Redemption Demand, which amount shall be equal to the outstanding principal, reimbursement obligations, interest, commissions, fees, charges, expenses, and other amounts then due and owing under the Reimbursement Agreement. The Series J Redemption Demand shall also state (i) that an "Event of Default" has occurred and is continuing under the terms of the Reimbursement Agreement, (ii) that payment of the principal amount and reimbursement obligations outstanding under the Reimbursement Agreement, all interest, commissions and fees thereon and all charges, expenses, and other amounts payable thereunder are immediately due and payable, and (iii) that the Agent has demanded payment thereof from the Company. The portion of this Series J Bond subject to redemption shall be redeemed on the fifth Business Day following receipt by the Trustee of the Series J Redemption Demand. Any payment made to the Agent pursuant to a Series J Redemption Demand shall constitute a payment by the Company in respect of its obligations under the Reimbursement Agreement. The Series J Redemption Demand shall be rescinded and shall be null and void for all purposes of the Indenture upon receipt by the Trustee, no later than the Business Day prior to the date fixed for redemption, of a certificate of the Agent (a) stating that there has been a waiver of such Event of Default, or (b) withdrawing said Series J Redemption Demand.

          The principal of this Series J Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an Event of Default as therein defined.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds which would be affected by the action to be taken, the Company and the Trustee may from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provision or changing in any manner or eliminating any provision of the Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of Bonds and any coupons; provided, however, that (i) no
                                                --------  -------
such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby (a) reduce the principal amount of Bonds whose Holders must consent to an amendment, supplement or waiver, (b) reduce the Principal of or change the fixed maturity of any Bond, or alter the provisions with respect to any sinking, improvement, maintenance, replacement or analogous fund or conversion, redemption or repurchase rights with respect to any Bond,
(c) reduce the rate of or change the time for payment of interest on any Bond,
(d) waive a Default or Event of Default in the payment of Principal of or interest on the Bonds (except a rescission of acceleration of the Bonds pursuant to the Indenture where the Event of Default has been remedied), (e) make any Bond payable in money other than that stated in such Bond, (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Bonds to receive payments of Principal of or interest on the Bonds, (g) waive a redemption payment with respect to any Bond, (h) limit the right of a Holder of Bonds to institute suit for the enforcement of payment of Principal of or interest on such Bonds in accordance with the terms of said Bonds, (i) permit the creation by the Company of any Prior Lien (but no merger or consolidation permitted under the Indenture of the Company with any other Person owning property which is subject to a Prior Lien, shall be deemed the creation of a Prior Lien), or (j) make any change in the Indenture pertaining to amendments, supplements or waivers to the Indenture or any Supplemental Indenture with the consent of the Holders, and (ii) if there shall be Bonds of more than one series of Bonds outstanding and if such proposed action shall materially adversely affect the rights of Holders of Bonds of one or more such series, then the consent (including consents obtained in connection with a tender offer or exchange offer for Bonds) only of the Holders of a majority in aggregate principal amount of the outstanding Bonds of all series so affected, considered as one class, shall be required.

          No incorporator, stockholder, director, officer or employee of the Company shall have any liability for any obligations of the Company under this Series J Bond and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Any and all such rights and claims against every such incorporator, stockholder, director, officer or employee, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Series J Bond.

          This Series J Bond is nontransferable except to effect transfer to any successor to the Agent under the Reimbursement Agreement, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Series J Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered bond or bonds or the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be.

          This Series J Bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor trustee or authenticating agent appointed pursuant to the Indenture.

          IN WITNESS WHEREOF, the Company has caused this Series J Bond to be executed in its name by the manual or facsimile signature of its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Issue Date:
Authentication Date:

This Bond is one of the Bonds of the         EL PASO ELECTRIC COMPANY,
series designated therein, described in      as Issuer
the within-mentioned Indenture.

STATE STREET BANK AND                        By:
TRUST COMPANY,                                  --------------------------------
as Trustee                                   Title:


                                             Attest:
By:
   -----------------------------------
   Authorized Officer
                                             -----------------------------------
                                             [Assistant] Secretary

                                  ASSIGNMENT


             To assign this Series J Bond, fill in the form below:

(I) or (we) assign and transfer this Series J Bond to


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                 (Insert assignee's soc. sec. or tax I.D. no.)

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(Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
_____________________________agent to transfer this Series J Bond on the books of the Company. The agent may substitute another to act for him.


Date:
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Your Signature:

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(Sign exactly as your name appears on this Series J Bond)



Signature
Guarantee:
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             (Signatures must be guaranteed by an "eligible guarantor
             institution" meeting the requirements of the Registrar, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

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